Exhibit 10.10

                    AMENDMENT TO INTERIM SERVICES AGREEMENT

	This Amendment, dated June 5, 2002, to the Interim Services Agreement dated February 11, 2002 (the "Interim Services Agreement"), between Mazel Stores, Inc. ("Stores") and MZ Wholesale Acquisition, LLC d/b/a Mazel Company ("Mazel").

	WHEREAS, the parties hereto desire to extend the term of the Interim Services Agreement which currently expires on August 11, 2002.

	NOW, THEREFORE, the parties agree as follows:

        1. Term. The term of the Interim Services Agreement is extended to August 31, 2003, provided that Stores may terminate this Agreement earlier of ninety (90) days' prior written notice provided such early termination may not occur prior to December 31, 2002.


        2. Compensation.  Commencing on August 12, 2002, Stores shall pay
           Mazel for services under the Interim Services Agreement the sum of $8,333.33 per month. The compensation shall be increased by one-half (1/2) of any increase in the regular maintenance contract costs allocable to the Computer Equipment. The regular maintenance contract costs that exist as of August 11, 2002 shall be the baseline for determining any increase. Mazel agrees to furnish Stores with evidence of the increased maintenance costs should Stores request such evidence.

 	The cost paid by Mazel for the use of the Director of Corporate Information Services and the cost paid by Stores for secretarial support shall remain unchanged from those amounts set forth in Sections 1B and 1C of the Interim Services Agreement.



3. Ratification. All other terms of the Interim Services Agreement are ratified and affirmed by this Amendment.


   Executed this ___ day of June, 2002.


                                       MAZEL STORES, INC.

                                       By:
                                       ---------------------------------------
                                       Edward Cornell, Chief Executive Officer


                                       MZ WHOLESALE ACQUISITION, LLC
                                       d/b/a Mazel Company

                                       By:
                                       ---------------------------------------
                                       Reuven Dessler, Chief Executive Officer